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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Post-Effective Amendment No. 1 on Form S-1 to Registration Statement No. 333-186210 on Form S-4 of our report dated February 28, 2013, relating to the balance sheets of Azteca Acquisition Corporation (a corporation in the development stage) as of December 31, 2012 and 2011, and the related statements of operations, changes in stockholders' equity, and cash flows for the year ended December 31, 2012 and the periods from April 15, 2011 (inception) to December 31, 2011, as well as for the period from April 15, 2011 (inception) to December 31, 2012, and to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ Rothstein Kass

Roseland, New Jersey
May 3, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM